Wellness Center USA, Inc. Acquisition of CNS-Wellness LLC – Completed

CNS-Wellness is now a Wholly Owned Subsidiary of Wellness Center USA, Inc.

SCHAUMBURG, Ill., Aug 8, 2012 /PRNewswire/ -- Wellness Center USA, Inc. (OTCQB: WCUI), a Schaumburg, IL based healthcare and nutraceutical company, today announced the consummation of its CNS-Wellness LLC (CNS) acquisition. CNS is a Tampa, FL based cognitive neuroscience company specializing in the treatment of brain-based behavioral health disorders without the use of drugs. These disorders range from affective (emotional) and stress-related problems such as; anxiety, depression and bipolar disorder to developmental disabilities and conditions, including autistic spectrum disorders, as well as disregulatory conditions such as; AH/HD and epilepsy.

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CNS's drug free and non-invasive methods provide demonstrated alternative solutions to pharmaceutical therapies. With over six years of research and actual clinical practice, CNS has optimized a state-of-the-art real-time brain mapping assessment and treatment system. Interventions include stimulation and interactive EEG-based feedback software to retrain the human brain. Wellness Center USA and CNS expect to establish clinical practice facilities nationwide, beginning Q4 2012. From CNS's Tampa headquarters, CNS will train qualified healthcare professionals to populate the new practices, ensuring the highest quality of healthcare possible.

Wellness Center USA Inc. acquired CNS through a Share Exchange Transaction whereby all issued and outstanding shares of CNS were purchased in exchange for 7.3 million Wellness Center USA, Inc. (WCUI) shares. CNS's former principals, Dr. William Lambos and Mr. Peter Hannouche, will serve as CNS's President/Chief Scientific Officer and Chief Executive Officer, respectively, and have joined Wellness Center's Board of Directors.

Going forward, CNS's financial results shall be reported consolidated by Wellness Center USA, Inc., starting with the fiscal quarter ending September 30, 2012. Similarly, Wellness Center's pending acquisition of Psoria-Shield Inc., will also be included in the Company's consolidated financial results upon consummation of the Psoria-Shield Inc. acquisition.

"The acquisition of CNS is the first example of Wellness Center USA's commitment to bringing the best healthcare technologies to the patients who need them on a larger scale than previously possible. CNS breakthrough technology improves learning and behavioral abilities for children with ADHD and Autism, without the burden of drug dependency. We also have great expectations for a positive impact on the cost of treatment for the public and healthcare system, as CNS achieves awareness through national presence. With this valuable acquisition and further execution of our plan, we aim to increase the shareholders' value of the company," says Andrew Kandalepas, CEO of Wellness Center USA.

Dr. William Lambos, Chief Scientific Officer and President of CNS, stated, "With our Wellness Center closing, our vision for CNS playing a major role in the future of behavioral health is coming to be realized. Being on the same team with Wellness Center USA, capital investment needed to make CNS a national cognitive provider is greatly enhanced. CNS's scientifically based and effective alternative therapies, yet safe and natural, have never been more urgently needed by the changing world in this new millennium." Peter A. Hannouche, CEO of CNS, added, "It's becoming well known that I've made it my personal and professional mission to bring CNS treatment approaches to as many people as possible. The completion of our transaction advances this mission a giant step. Our excitement about the future growth of CNS and Wellness Center is hard to overstate."

As part of the evaluation and due diligence process preceding this transaction, CNS was asked to conduct treatment on certain individuals selected by Wellness Center USA, Inc. One adult was treated for acute anxiety disorder, and a child for a developmental learning disability. The exceptional response of these two individuals to CNS treatment validated CNS's prior achievements and continued performance capabilities to date. Although this could not be considered a controlled study, the results nonetheless confirmed the effectiveness of the CNS approach.

Dr. Lambos continued, "About half of our clients come to us for help with adjustment and stress-related issues; another third are children with developmental difficulties, and the rest seek treatment for other disorders we treat, such as; chronic pain, migraine headaches, seizure disorder, rehabilitation from traumatic brain injury, and so forth. The percentage of individuals in the population who can benefit from a CNS treatment methodology is well over 50%. More than 90% of the patients treated at our facility have improved significantly and are living happier more productive lives."

Addressing the business model, depending on the severity of a disorder, treatments range from 6 to 15 weeks, and typically cost $4,000 to $10,000. In most cases, the results are permanent and without use or dependency on drugs. CNS has a scalable operation that allows for growth of profitable treatment centers nationally and globally.

About Wellness Center USA, Inc. http://wellnesscenterusa.com/

Wellness Center USA Inc., is a newly formed business created to address important healthcare and wellness needs; through break-through solutions, centered on the "well-being of the body and mind". Such solutions include advanced nutritional products, alternative and complementary medicine (ACM), and behavioral health services.

Wellness Center USA Inc.'s first business unit (www.aminofactory.com) is an online market place for modern nutrition of vitamins and supplements. Its products are amino acid based, sold to the general public and sports minded enthusiasts. Our present portfolios of amino acids sold through aminofactory.com are: Beta Alamine, Acetyl L-Carnitine, Ajinomoto L-Leucine, Ajinomoto L-Glutamine, and Ajinomoto Instantized BCAA.

Wellness Center USA Inc.'s second business is CNS Wellness (www.cns-wellness.com), an operating cognitive science clinic business, specializing in the treatment of behavioral health disorders in at least three focus areas: a) stress related disorders including anxiety and panic attacks, depression, and obsessive-compulsive spectrum disorders, b) developmental and learning disorders such as autistic spectrum issues and Asperser's syndrome, AD/HD, learning differences and birth trauma-related issues, and c) purely brain-based issues including epilepsy and seizure disorder, traumatic brain injuries, and related acquired brain syndromes

Safe Harbor Statement:

Certain statements contained in this news release that are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include statements regarding the proposed exchange transaction, the anticipated closing date of the transaction and anticipated future results following a closing of the transaction. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words like "believe," "expect," "anticipate," "estimate," and "intend" or future or conditional verbs such as "will," "would," "should," "could," or "may." While it is not possible to identify all factors, risks and uncertainties that might relate to, affect or arise from the proposed transaction, and which might cause actual results to differ materially from expected results, such factors, risks and uncertainties include delays in completing the transaction, difficulties in integrating operations following the transaction, difficulties in manufacturing and delivering products, potential market rejection of products or services, increased competitive pressures, changes in general economic conditions, legislative and regulatory changes that adversely affect the business in which the parties are engaged, changes in the securities markets and other factors, risks and uncertainties disclosed from time to time in documents that the Company files with the SEC.

CONTACT: Andrew J. Kandalepas, +1-847-925-1885, Fax: +1-847-925-1859, Andrew@wellnesscenterusa.com